CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND
95 WALL STREET
NEW YORK, NY  10005



We consent to the use in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File Nos. 033-04077 and 811-04623) of our report dated February 1, 2005 relating to the December 31, 2004 financial statements of First Investors Multi-State Insured Tax Free Fund, which are included in said Registration Statement.


                                                       /s/ Tait, Weller & Baker

                                                       TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 28, 2005